UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) December 7, 2006

                             Global Gold Corporation

             (Exact name of registrant as specified in its charter)



         Delaware                       02-69494                13-3025550
         --------                       --------                ----------
(State or other jurisdiction          (Commission                  (IRS
      of incorporation)               File Number)           Identification No.)


           45 East Putnam Avenue, Greenwich, CT                 06830
         ----------------------------------------              -----
         (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (203) 422-2300

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At its December 7, 2006, meeting, the Board of Directors unanimously elected Retired United States Ambassador Harry Gilmore as a director, effective January 1, 2007.

Item 8.02 Other Events.

The information provided in item 5.02 is incorporated herein by reference. In addition, in a press release issued December 8, 2006 the Company announced Ambassador Gilmore's election as a director.


Exhibit No.

99.1 Press Release

           Global Gold Names Ambassador Harry Gilmore (Ret.) to Board



Greenwich, CT--December 8, 2006 --Global Gold Corporation (OTCBB-GBGD) (www.globalgoldcorp.com) today announced that former United States Ambassador to Armenia Harry Gilmore was elected as an independent director effective January 1, 2007. "It is a real pleasure to welcome Ambassador Gilmore to our board; his experience, record of accomplishment and integrity exemplify the best standards. As Global Gold continues to grow, we look forward to benefiting form his insights and guidance," said Board chairman Drury J. Gallagher.

Ambassador Gilmore is a retired Foreign Service Officer. In his thirty-five year career in the United States Foreign Service, Ambassador Gilmore held a number of senior positions. He served as the first U.S. Ambassador to the Republic of Armenia from May, 1993 to July, 1995. His other senior positions included Deputy Commandant for International Affairs, U.S. Army War College (1991-1992) and U.S. Minister and Deputy Commandant of the American Sector, Berlin (1987-1990). Following the reunification of Germany, he served as Principal Officer of the U.S. Embassy Office, Berlin (1990-1991).

Earlier in his Foreign Service career Mr. Gilmore served as Deputy Chief of Mission, U.S. Embassy, Belgrade (1981-1985) and Director, Office of Central European Affairs, U.S. Department of State. His other overseas postings included Munich, Moscow, Budapest and Ankara. Mr. Gilmore's final assignments as a
Foreign Service Officer were devoted to the education and training of Foreign Service and other U.S. Government personnel assigned abroad. He was Dean of the Senior Seminar at the Foreign Service Institute (1996-1997) and Dean of Area Studies (1995-1996).

Mr. Gilmore received a B.A. degree from the University of Pittsburgh. He did graduate work in Russian and East European studies at Indiana University and George Washington University. Ambassador Gilmore is married to Carol Louise Kunz. They are both from Clairton, Pennsylvania. They have three children and five grandchildren.

To the extent that statements in this press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company's development, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Former Soviet country estimations are presented for historical reporting and to provide a basis for assessing Global Gold's choices for its business activities and not to be understood as indicating the existence of reserves or resources.

Global Gold Corporation is an international gold mining, development and exploration company currently with mining properties in Chile and Armenia. Global Gold Corporation is located at 45 East Putnam Avenue, Greenwich, CT 06830. The main phone number is 203-422-2300. More information can be found at www.globalgoldcorp.com.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934,


the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated: December 8, 2006,                  Global Gold Corporation

                                        By: /s/Drury J. Gallagher
                                            ---------------------
                                        Name:  Drury J. Gallagher
                                        Title: Chairman, Chief Executive
                                               Officer and Treasurer